SEPARATION AGREEMENT

This Separation Agreement (this "Agreement") is made and entered into as of the 24th day of January, 2007, by and between Integrity Mutual Funds, Inc., a North Dakota corporation (the "Company") and Robert E. Walstad, an individual residing at Minot, North Dakota ("Employee").

WITNESSETH

Whereas, Employee and the Company entered into an employment agreement dated October 1, 2001 (the "Employment Agreement");

Whereas, Employee has elected to retire from his employment with the Company and terminate the Employment Agreement on February 1, 2007;

Whereas, in accordance with the exhibits accompanying this Agreement, Employee hereby resigns as Chairman of the Board of Directors, director and Chief Executive Officer of the Company and as director, President and Treasurer of Integrity Money Management, Inc. and Integrity Fund Services, Inc. and accepts his position as Chairman Emeritus of the Company; and

Whereas, the Company and Employee desire, pursuant to this Agreement, to set forth their respective obligations to one another and to settle all matters or claims relating to Employee's employment with and separation from the Company which Employee may have against the Company and its subsidiaries and affiliates, including, without limitation, all matters or claims relating to salary, wages, bonuses, accrued vacation pay, employee benefits, fringe benefits, separation and expense reimbursement;

Now, Therefore, in consideration of the mutual covenants and premises set forth herein and the Separation Payment (hereinafter defined), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereto hereby agree as follows:

1.         Separation Payment and Stock Options.  (a) The Company agrees to pay Employee, and Employee agrees to accept, Two Hundred Seventy Four Thousand Five Hundred Dollars ($274,500) (the "Separation Payment") in full and final settlement and satisfaction of any Claims (hereinafter defined) which Employee may have against Employee Releasees (hereinafter defined).  The Separation Payment shall be paid by the Company to Employee in equal, bi-weekly payments (less required withholding deductions including federal and state taxes and FICA) commencing on the first regularly scheduled pay date of the Company after the date of this Agreement and continuing until the Separation Payment is paid in full on or before August 16, 2009 (the "Termination Date").

(b)       The Company acknowledges that the stock options and warrants to purchase shares of the Company's common stock granted to Employee prior to the date of this Agreement shall continue in effect as if Employee's employment has not terminated.

(c)       The Company shall pay to the Employee the Employee's vested balance in the Company's Employee Stock Ownership Plan on the Termination Date, or as soon as practicable thereafter.

(d)       On February 1, 2007, Employee shall receive options to purchase 60,000 shares of the common stock of the Company at a strike price equal to the higher of the highest asking price or highest trading price (as determined by NASDAQ Electronic Bulletin Board quotation) of the Company's common stock on September 1, 2006.  On September 1, 2007, Employee shall receive options to purchase 60,000 shares of the common stock of the Company at a strike price equal to the higher of the highest asking price or highest trading price (as determined by NASDAQ Electronic Bulletin Board quotation) of the Company's common stock on September 1, 2007, or the next business day if NASDAQ is closed on such day.

(e)       In the event of any reclassification, increase or decrease in the number of the issued shares of common stock of the Company by reason of a split, reverse-split, sale or spin-off of any business unit of the Company, then Employee's proportionate interest in such options and warrants shall be maintained as before the occurrence of such event so that (i) as to the number of outstanding unexercised warrants or options granted to Employee, there shall be a corresponding proportional adjustment as to the class and number of shares covered by each option and warrant and (ii) as to the exercise price under each such option and warrant, there shall be a corresponding proportional adjustment in the total exercise price applicable to said options and warrants.

2.         Benefits.  (a)  The Company shall provide to Employee from the date of this Agreement to and including the Termination Date coverage of group health, dental and vision insurance afforded to other employees of the Company.  If Employee secures full-time employment elsewhere or becomes self-employed and obtains insurance coverage, Employee shall immediately notify the Company in which event such insurance coverage by the Company shall terminate to the extent permitted under applicable law.

(b)       Employee shall be entitled to participate in the Company's 401(k) Plan and to any applicable Company matching contributions thereunder prior to the Termination Date.

(c)       Employee shall be entitled to 90% of all commissions collected by Employee as an agent to Capital Financial Services, Inc., a wholly-owned subsidiary of the Company, to and including the Termination Date.  The Company shall pay the costs of an error and omissions insurance policy to cover Employee to and including the Termination Date relating to his business activities transacted through Capital Financial Services, Inc.

(d)       The Company shall pay to the Employee within sixty (60) days of this Agreement compensation for any accrued vacation unused by the Employee prior to the date of this Agreement.

3.         General Release.  (a)  Employee, on behalf of himself and his spouse, dependents, agents, heirs, executors, administrators, personal representatives and assigns, and to the fullest extent permitted by applicable law, hereby releases and forever discharges the Company, its subsidiaries and affiliates and their respective shareholders, their past and present officers, directors, agents and employees (hereinafter referred to collectively as the "Employee Releasees") from any and all claims, demands, liabilities, obligations, damages, debts, causes of action, suits and disputes of any nature whatsoever, whether known or unknown, suspected or unsuspected, fixed or contingent (hereinafter referred to collectively as the "Claims"), which, as of the date hereof or any time prior thereto, Employee has had or may have had against any of the Employee Releasees with respect to any and all matters whatsoever, including, without limitation, any and all Claims related to (i) the Employment Agreement, (ii) salary, wages, bonuses, accrued vacation pay, employee benefits, separation or other compensation of any nature whatsoever or (iii) Employee's employment with the Company, or the termination thereof, or arising under or based upon, directly or indirectly, in whole or in part, Title VII of the Civil Rights Act of 1964 as amended, the Civil Rights Act of 1991 as amended, the Americans with Disabilities Act of 1990 as amended, the Family and Medical Leave Act of 1993 as amended, the Human Rights Act as amended, the Age Discrimination in Employment Act of 1967, as modified by the Older Workers Benefit Protection Act of 1990 as amended, Section 1981 of the Civil Rights Act of 1870 as amended, the Fair Labor Standards Act of 1938 as amended, the Equal Pay Act of 1963 as amended, the North Dakota Equal Pay Act as amended, the Employee Retirement Income Security Act of 1974 as amended, the Rehabilitation Act of 1973 as amended, the Equal Employment Opportunity Act of 1972 as amended and any state or local equal employment opportunity or age discrimination law, wage payment law or workers' compensation law, or any other federal, state or local law, statute, ordinance, decision, order, policy or regulation establishing or relating to claims or rights of employees, including, without limitation, any and all claims alleging interference with the attainment of any rights under any insurance, pension, profit sharing or other employee benefit plan, any and all claims in tort or contract and any and all claims alleging breach of an express or implied, or oral or written, contract, policy manual or employee handbook, or alleging misrepresentation, defamation, interference with contract, duress, intentional or negligent infliction of emotional distress, negligence or wrongful discharge, provided, however, that Employee is not releasing any Employee Releasees in respect of Claims for breach of this Separation Agreement or any Claims relating to any outstanding options previously granted to Employee, or Claims under any Company's 401(k) Plan, Employee Stock Ownership Plan, or any other plan of the Company, all of which are fully preserved.

(b)       The Company on its own behalf and behalf of its subsidiaries, joint venturers, directors, officers, employees, agents, shareholders, representatives, successors and assigns ("Company Releasees"), and to the fullest extent permitted by applicable law, hereby releases and forever discharges Employee, his spouse, dependents, agents, heirs, executors, administrators, personal representatives and assigns from any and all Claims, which, as of the date hereof or any time prior thereto, any Company Releasee has had or may have had against Employee with respect to any and all matters whatsoever, including, without limitation, any and all Claims related to (i) the Employment Agreement, and (ii) Employee's employment with the Company.

(c)       Covenant Not to Sue.  Employee and the Company each covenant and agree not to file, institute, participate or aid in any legal suit, arbitration or administrative proceeding (or execute, seek to impose, collect or recover upon, or otherwise enforce or accept any judgment, decision, award, warrant or attachment) against any of the Employee Releasees and Company Releasees, as applicable, upon any Claim released by Employee or the Company under this Agreement, except as required by applicable law.

(d)       No Limitation of Scope.  Employee understands and agrees that this Agreement constitutes a general release of all Claims of every kind and nature against the Employee Releasees, whether or not they are specifically referred to herein, and that no reference herein to a specific Claim, statute or law is intended to limit the scope of the general agreement contained herein; provided, however, that this Agreement does not relate to any rights or claims arising after the date hereof.

4.         Indemnification/Director and Officer Insurance.  (a) The Company shall indemnify Employee against any claims, losses or damages regardless of when such claims are asserted which relate to events or circumstances occurring during the period of Employee's employment with the Company, in accordance with the Company's Bylaws.

(b)       Employee shall be covered by a director/officer liability insurance policy, if any, maintained by the Company to the fullest extent permitted by such director/officer insurance policy to and including the Termination Date.

5.         Cooperation in Litigation, Claims, Etc.  Employee agrees to cooperate with and assist and make himself available to the Company or its subsidiaries and affiliates without further consideration, except reimbursement for out-of-pocket expenditures incurred at the request of the Company, in the defense and prosecution of any litigation, claims, proceedings or controversies involving the Company arising from matters occurring in or involving the period during which he was an employee of the Company.

6.         No Pending Claims, Etc. Employee represents and affirms that at no time prior to the execution of this Agreement has he filed, instituted or maintained, and at no time subsequent thereto will he file, institute or maintain, or cause or knowingly permit the filing, institution or maintenance, in any state, federal or foreign court, or before any local, state, federal or foreign arbitration or administrative agency, or any other tribunal, any Claim, and he hereby irrevocably grants to the Company his power of attorney, which he hereby acknowledges and agrees is coupled with an interest, with full right, power and authority to take all actions necessary to dismiss or discharge with prejudice any such Claim.

7.         Confidential Information.  Employee reaffirms and agrees that he will not at any time use, divulge, furnish or make accessible to any person outside of the Company any information of a secret or confidential nature.  For purposes of this paragraph 7, the term "information of a secret or confidential nature" shall mean information of any nature and in any form which at the time or times concerned is not generally known to those persons engaged in a business similar to that conducted or contemplated by the Company and its subsidiaries and affiliates, and which relates to any one or more of the aspects of the present or past business of the Company and its subsidiaries and affiliates, including, without limitation, lists of customers, technical data, studies, policies, processes, formulas, techniques, know-how and other knowledge, data, databases, computer designs, information, trade secrets, trade practices and/or facts relating to devices, computer programs (whether embodied in source or object code), sales, advertising, promotions, financial matters, suppliers, and other trade secrets relating to the business of the Company and its subsidiaries and affiliates.  Employee represents and warrants that Employee has returned to the Company (i) all records, documents, files, writings, materials and other data pertaining to such secret or confidential information, regardless by whomsuch records, documents, files, writings, materials and other data were prepared including without limitation, documents, papers, records, financial information, customer lists, business plans, entertainment contact lists, and all other such materials and all copies thereof relating to the business of the Company; and (ii) all keys, keycards, credit cards, and all other items which are the property of the Company.  Employee agrees to use his best efforts to keep the terms of this Agreement (except for such terms which are publicly disclosed) and the circumstances surrounding this Agreement strictly confidential.  Employee may disclose the terms of this Agreement to his spouse, accountant, attorney and taxing authorities only as may be necessary for his financial affairs as required by law.

8.         Non-Solicitation of Employees and Agents.  During the period commencing on the date hereof and ending on the Termination Date, Employee shall not directly or indirectly induce or attempt to induce any of the employees or representatives of the Company, its subsidiaries or affiliates to leave the employ of or association with the Company, its subsidiaries or affiliates, or solicit the business of any client or customer of the Company, its subsidiaries or affiliates.

9.         Merger, Consolidation, Bankruptcy, Etc.  To the extent permitted by applicable law, in the event of the Company's (a) bankruptcy, general assignment or trust mortgage for the benefit of creditors, receivership or involuntary dissolution of the Company or (b) change in management and/or control as a result of a merger, consolidation, sale of assets, or tender offer, Employee shall be immediately entitled to the balance of the remaining unpaid Separation Payments due to the Employee set forth in Section 1 of this Agreement.

10.       Non-Competition.  From the date of this Agreement to the Termination Date, Employee agrees that he will not (a) act as a manager, officer, director, employee, consultant, agent or representative of Viking Mutual Funds or any of its subsidiaries or affiliates, or (b) assist in any way or in any capacity any person, firm, association, partnership corporation, limited liability company or other entity that sells or provides products or services to Viking Mutual Funds.

11.       Non-Admission.  Nothing in this Agreement constitutes or shall be interpreted as any admission of liability or wrongdoing on the part of either party.

12.       Voluntary Action/Right to Revoke.  Employee acknowledges and agrees that he is entering into this Agreement knowingly and voluntarily, without coercion or duress of any nature whatsoever and has entered into this Agreement with full knowledge of its significance.  Employee further acknowledges that he has been advised of his right to seek advice and counsel from others, including an attorney, before executing this Agreement and he waives the twenty-one (21) day period to consider this Agreement.  Employee further acknowledges that he has not relied upon any representation or statement made by the Company, or its attorneys or accountants with respect to the subject matter, basis or effect of this Agreement.  Employee reserves the right to revoke this Agreement until January 31, 2007 after which time this Agreement may not be revoked by the Company or Employee, subject to applicable law.

13.       Non-Conditional Separation.  The Company hereby recognizes that, except as set forth in this Agreement, the Separation Payment and each of the payments referred to in Section 1 of this Agreement shall not be contingent on any ongoing duties or responsibilities of Employee to the Company, including, but not limited to, any executive, employee, consultant, administrative, committee, directorship, sales or other similar relationship.

14.       Amendment/Waiver/Termination.  No modification, termination or amendment of, or waiver under, this Agreement shall be valid unless in writing and signed by Employee and a duly authorized officer of the Company.

15.       Governing Law.  This Agreement shall be construed, interpreted, governed and enforced in accordance with the substantive laws of the State of North Dakota and the Federal laws of the United States applicable to North Dakota, without regard to the conflict of law rules.

16.       Successors.  This Agreement shall be binding upon Employee and his heirs, executors, administrators, personal representatives and assigns, and shall inure to the benefit of each of the Employee Releasees and their respective heirs, executors, administrators, personal representatives, successors and assigns.  This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of each of the Company Releasees and their respective heirs, executors, administrators, personal representatives, successors and assigns.

17.       Attorneys' Fees.  The parties agree that in the event of any litigation respecting a breach of this Agreement, each party shall pay its own court costs and attorneys' fees relating to such litigation.

18.       Complete Agreement.  Other than as set forth herein, Employee warrants that no promise or inducement has been offered for this Agreement.  The parties agree that this Agreement sets forth the entire agreement between them and supersedes any other written or oral understandings.  No other promises or agreements shall be binding unless reduced to writing and signed by the parties.  The parties further agree that if any provision of this Agreement is held invalid for any reason by a court or other tribunal of competent jurisdiction, the remaining provisions shall continue to be in full force and effect.

In Witness Whereof, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

INTEGRITY MUTUAL FUNDS, INC.                                               EMPLOYEE:

By     /s/ Mark R. Anderson                                                         /s/ Robert E. Walstad

Its      President                                                                     Robert E. Walstad

EXHIBIT A
RESIGNATION AS CHAIRMAN, DIRECTOR AND CHIEF EXECUTIVE OFFICER
OF INTEGRITY MUTUAL FUNDS, INC.

January 24, 2007

Integrity Mutual Funds, Inc.
1 Main Street North
Minot, North Dakota 58703

Board of Directors:

The undersigned hereby resigns as Chairman of the Board of Directors, Director and Chief Executive Officer of Integrity Mutual Funds, Inc., effective February 1, 2007, pursuant to the terms and conditions of that certain Separation Agreement by and between Integrity Mutual Funds, Inc. and the undersigned dated as of January 24, 2007.

Very truly yours,

By    /s/ Robert E. Walstad

Robert E. Walstad
Chairman of the Board of Directors,
Director and Chief Executive Officer

EXHIBIT B
RESIGNATION AS DIRECTOR, PRESIDENT AND TREASURER
OF INTEGRITY MONEY MANAGEMENT, INC.

January 24, 2007

Integrity Money Management, Inc.
1 Main Street North
Minot, North Dakota 58703

Board of Directors:

The undersigned hereby resigns as Director, President and Treasurer of Integrity Money Management, Inc., effective February 1, 2007, pursuant to the terms and conditions of that certain Separation Agreement by and between Integrity Mutual Funds, Inc. and the undersigned dated as of January 24, 2007.

Very truly yours,

By    /s/ Robert E. Walstad

Robert E. Walstad
Director, President and Treasurer

EXHIBIT C
RESIGNATION AS DIRECTOR, PRESIDENT AND TREASURER
OF INTEGRITY FUND SERVICES, INC.

January 24, 2007

Integrity Fund Services, Inc.
1 Main Street North
Minot, North Dakota 58703

Board of Directors:

The undersigned hereby resigns as Director, President and Treasurer of Integrity Fund Services, Inc., effective February 1, 2007, pursuant to the terms and conditions of that certain Separation Agreement by and between Integrity Mutual Funds, Inc. and the undersigned dated as of January 24, 2007.

Very truly yours,

By    /s/ Robert E. Walstad

Robert E. Walstad
Director, President and Treasurer